                                                                  CONFORMED COPY


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                    -----------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                                And Regulation FD

         Date of Report (Date of earliest event reported) June 12, 2003

                              WHIRLPOOL CORPORATION
       ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                      1-3932                38-1490038
------------------------------    --------------------    ---------------------
 (State or other jurisdiction       (Commission File        (I.R.S. Employer
       of incorporation)                 Number)           Identification No.)



               2000 M63 North, Benton Harbor, Michigan 49022-2692
               --------------------------------------------------
              (Address of principal executive officers) (Zip Code)


                                 (269)-923-5000
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               Registrant's telephone number, including area code

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Item 5. - Other Events and Regulation FD Disclosure

     On June 12, 2003, the registrant announced changes to its U.S. retiree healthcare plans, which become effective January 2004. In conjunction with the change to the retiree healthcare plans, the company will record a non-cash, after-tax curtailment gain of $13.5 million, or $0.19 per diluted share, in the second quarter. The registrant reported that this one-time gain will be largely offset by an after-tax charge of between $10 million to $12 million, or from $0.14 to $0.17 per diluted share. The one-time charge reflects additional costs related to the 2001 recall of certain microwave oven hood combination products.

     The company continues to expect 2003 full-year earnings to be in the range of $5.90 to $6.10 per share, which includes the one-time gain and charge described above.

     This press release is being filed in accordance with Item 5.

Item 7. - Financial Statements and Exhibits

     Copy of press release dated June 12, 2003.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          WHIRLPOOL CORPORATION


Date: June 13, 2003                       By: /s/ Robert T. Kenagy
                                             -------------------------------
                                             Name: Robert T. Kenagy
                                             Title: Corporate Secretary

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                                                  CONTACT: Whirlpool Corporation
                     Media: Tom Kline, 269/923-3738 thomas_e_kline@whirlpool.com
                                        Financial: Thomas Filstrup, 269/923-3189
                                                 thomas_c_filstrup@whirlpool.com



Whirlpool Announces Changes to U.S. Retiree Healthcare Plans

BENTON HARBOR, Mich. - June 12, 2003 - Whirlpool Corporation (NYSE: WHR) today announced changes to its U.S. retiree healthcare plans, which become effective January 2004. The changes affect the company's current U.S. retirees and employees. They are a part of the company's ongoing effort to manage increasing healthcare costs and strengthen its competitiveness, while continuing to provide employees with contemporary benefits coverage.

     The new plan is based on a Retiree Healthcare Savings Account (RHSA), which will be established for each U.S.-paid employee retiring after Dec. 31, 2003. The RHSA is a notional account designed to provide employees that retire from Whirlpool with a company-funded healthcare savings account for each year of continuous service, beginning at age 40. The account will be reduced each year by paying for 80 percent of the cost of retiree healthcare plans; future retirees will pay the remaining 20 percent of the cost of the healthcare plan.

     Current Whirlpool retirees will also have the choice of two new healthcare plans that require contributions and offer more comprehensive and contemporary coverage. They can also elect to stay in a plan similar to their current plan.

     In conjunction with the change to the retiree healthcare plans, the company will record a non-cash, after-tax curtailment gain of $13.5 million, or $0.19 per diluted share, in the second quarter. This one-time gain will be largely offset by an after-tax charge of between $10 million to $12 million, or from $0.14 to $0.17 per diluted share. The one-time charge reflects additional costs related to the 2001 recall of certain microwave oven hood combination products.

     The company continues to expect 2003 full-year earnings to be in the range of $5.90 to $6.10 per share, which includes the one-time gain and charge described above.

     Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances, with annual sales of over $11 billion, 68,000 employees, and nearly 50 manufacturing and technology research centers around the globe. The company markets Whirlpool, KitchenAid, Brastemp, Bauknecht, Consul and other major brand names to consumers in more than 170 countries. Additional information about the company can be found on the Internet at www.whirlpoolcorp.com.

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     This news release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the expected appliance industry results for 2003 noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These factors are listed in the company's most recently filed Form 10-Q and/or Form 10-K.

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